EX99.906CERT

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Guinness Atkinson Funds (the “Trust”), for the year ended December 31, 2012 (the “Report”), James J. Atkinson, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                   the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)                   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	3/8/13

By	/s/ James J. Atkinson
James J. Atkinson
President

By	/s/ Rita Dam
Rita Dam
Treasurer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.